[For SEC Filing
PRICING SUPPLEMENT NO. 6  Dated: March 23, 1999      Purposes Only:
(To Prospectus Dated February 25, 1998, and          Rule 424(b)(2)
Prospectus Supplement dated May 12, 1998)        File No. 333-41033]


                             $489,400,000
                       BOISE CASCADE CORPORATION
                      Medium-Term Notes, Series A
                Due 9 Months or More from Date of Issue


Date of Issue: March 29, 1999          Principal Amount: $5,000,000

Stated Maturity: March 15, 2019        Issue Price (As a Percentage of
                                         Principal Amount):  100%

Form of Note:                          Interest Rate/Initial Interest
                                         Rate:  8.25%

       X   Global                      Redemption Provisions:    N/A

      ____ Definitive                  CUSIP No.:  09738HCC4

  X   Fixed Rate Note

_____ Floating Rate Note:

  ____ Commercial Paper Rate Note      ____ LIBOR Note
                                            ____ LIBOR Telerate
  ____ Federal Funds Effective Rate         ____ LIBOR Reuters
       Note
                                       ____ Treasury Rate Note
  ____ Other

Spread: +/- ______________________     Maximum Interest Rate: _______%

Spread Multiplier: ______________%     Minimum Interest Rate: _______%

Index Maturity: _____________________

Interest Reset Period: _____________________________________________
                       (daily, weekly, monthly, quarterly,
                        semiannually, or annually)

Interest Payment Dates: 2/1 and 8/1    Regular Record Dates: _________

Interest Reset Dates: ________         Interest Determination Dates: ______


Calculation Agent: ____________        Calculation Dates: ______________


Additional Terms:

The agent is Prudential Securities.

            GOLDMAN, SACHS & CO.      SALOMON SMITH BARNEY